Exhibit (h)(1)(iv)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Entities Listed on Appendix A

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 1st day of October 2008 between each of the investment companies listed below and Boston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section 3 (Fees and Expenses), Section 15.1 (Amendment) and Section 16 (Additional Funds/Portfolios) of the Transfer Agency and Service Agreement between the Funds and the Transfer Agent dated as of October 1, 2005 (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Section 1.2 (Additional Services) of the Agreement is hereby amended by adding the following new sub-section:

“(h) Red Flag Rules. The Transfer Agent has developed and maintains a program with respect to applicable identity theft regulatory requirements (the “Red Flag Rules”). The Transfer Agent’s program includes polices, procedures and controls which are reasonably designed to detect violations of the Red Flag Rules. The Transfer Agent agrees to report any such violations to the Fund in accordance with the Red Flag Rules and to provide annual certification to the Fund with respect to its program and controls.”

2. Section 1.6 (SIMPLE IRAs). Section 1.6 of the Agreement is hereby amended by deleting sub-section 1.6 (b) in its entirety and replacing it with the following new sub-section:

“(b) Investment Directions. The parties agree that the Transfer Agent shall have no investment responsibility or liability for the selection of investments made by Employers, Participants or broker/dealers on behalf of Participants with respect to any SIMPLE IRAs. The Transfer Agent will accept investment directions from: (i) Employers; (ii) Participants; and (iii) a Participant’s broker/dealer of record. Employers of the SIMPLE IRAs shall deliver directions to Transfer Agent regarding the investment of the SIMPLE IRAs’ assets for which no Participant directions are received or where implementing Participant directions is administratively infeasible.”

3. Section 8.1 (Indemnification). Section 8.1 of the Agreement is hereby amended by deleting sub-section 8.1(e) in its entirety and replacing it with the following new sub-section:

“(e) The acceptance of facsimile transaction requests on behalf of (i) individual Shareholders received from broker-dealers, TPAs or the Fund, and (ii) SIMPLE IRA Participants received from broker/dealers, and the reliance by the Transfer Agent on the broker-dealer; TPA or the Fund ensuring that the original source documentation for such requests is in good order and properly retained;”

4. Section 12.1 (Term). The first sentence of Section 12.1 is hereby deleted and a new sentence is inserted in place thereof providing as follows: “The initial term of this Agreement (the “Initial Term”) shall be extended to the close of business on September 30, 2011 unless terminated pursuant to the provisions of this Section 12.”

5. Section 14.1. Section 14.1 is hereby amended by adding the following sentence to the end of the section: “Notwithstanding the forgoing, the Transfer Agent shall not subcontract the services it performs for the Fund under this Agreement to any entity outside of the U.S. without the Fund’s prior written consent.”

6. Appendix A. The Appendix A to the Agreement dated February 15, 2008 is superseded and replaced with the Appendix A dated October 1, 2008 and attached hereto.

7. Schedule 1.3 (Service Level Agreement). Schedule 1.3 to the Agreement dated October 1, 2005 is hereby replaced and superseded by the Schedule 1.3 dated October 1, 2008, attached hereto.

8. Schedule 1.6 (SIMPLE IRA SERVICES). Schedule 1.6 of the Agreement dated October 1, 2005 is hereby amended by adding a new Section 8 as follows:

“8. Broker/Dealer Transaction Requests on behalf of Participants.

The Fund authorizes and instructs the Transfer Agent to accept transaction requests from broker/dealers of record sent to the Transfer Agent on behalf of SIMPLE IRA Participants.”

9. Schedule 3.1. Schedule 3.1 to the Agreement dated effective February 15, 2008 to September 30, 2008 is superseded and replaced with Schedule 3.1 dated effective October 1, 2008 to September 30, 2011 attached hereto.

10. All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

11. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

NATIXIS CASH MANAGEMENT TRUST
NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST III
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST
HANSBERGER INTERNATIONAL SERIES		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Paul Leary
Name:	Michael Kardok	Name:	Paul Leary
Title:	Treasurer	Title:	Vice President

APPENDIX A

Funds and Portfolios

Dated October 1, 2008

Natixis Cash Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Natixis Cash Management Trust – Money Market Series

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Natixis Income Diversified Portfolio

Natixis U.S. Diversified Portfolio

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Large Cap Value Fund

Delafield Select Fund

Vaughan Nelson Value Opportunity Fund (effective October 31, 2008)

ASG Global Alternatives Fund

Natixis Funds Trust III, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Focused Value Fund

Natixis Moderate Diversified Portfolio

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Fixed Income Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Markets Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund (except for Class J shares)

Loomis Sayles International Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Mid Cap Growth Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Fund

Hansberger International Series, a business trust organized under the laws of the Commonwealth of Massachusetts

Hansberger Emerging Markets Fund

Hansberger International Growth Fund

Hansberger International Core Fund

Hansberger International Value Fund

Hansberger All Countries Fund

NATIXIS CASH MANAGEMENT TRUST
NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST III
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST
HANSBERGER INTERNATIONAL SERIES		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Michael Kardok	By:	/s/ Paul Leary
Name:	Michael Kardok	Name:	Paul Leary
Title:	Treasurer	Title:	Vice President